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Exhibit 2

VERSICOR STOCKHOLDER VOTING AGREEMENT

        THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of July 30, 2002, by and between Biosearch Italia S.p.A., an Italian joint stock company ("Biosearch"), and the undersigned stockholder (the "Versicor Stockholder") of Versicor Inc., a Delaware corporation ("Versicor").

        THE PARTIES TO THIS AGREEMENT enter into this Agreement on the basis of the following facts, intentions and understandings:

        A.    As of the date hereof, the Versicor Stockholder has full title to and is entitled to dispose of (or to direct the disposition of) and/or vote (or to direct the voting of) the number of shares of common stock, par value $0.001 per share, of Versicor ("Versicor Common Stock"), set forth opposite such Versicor Stockholder's name on Schedule I attached hereto (such shares of Versicor Common Stock are collectively referred to herein as the "Subject Shares").

        B.    The parties hereto acknowledge that on July 30, 2002 (i) Versicor's board of directors approved the Plan of Merger (Progetto di Fusione) (the "Merger Plan") in relation to the Merger (as defined below) and (ii) Versicor and Biosearch entered into that certain Agreement and Plan of Merger dated as of July 30, 2002 (together with the Merger Plan, as the same may be amended from time to time, the "Merger Agreement"; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Merger Agreement), pursuant to which, upon the terms and subject to the conditions thereof, Biosearch will merge with and into Versicor and Versicor shall be the surviving corporation (the "Merger").

        C.    The Versicor Stockholder, who declares to know the content of the Merger Agreement, in order to induce Biosearch to enter into the Merger Agreement and consummate the Merger and the transactions contemplated by the Merger Agreement, and in consideration therefor, has agreed to enter into this Agreement.

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, the parties agree as follows:

ARTICLE I

TRANSFER AND VOTING OF SUBJECT SHARES

        1.1    Transfer of Subject Shares.    Except as may otherwise be agreed upon by Biosearch in writing and as contemplated by the terms of this Agreement, from the date hereof through and including the date of the Versicor Stockholder Approval (as defined in the Merger Agreement), the Versicor Stockholder shall not, directly or indirectly, (a) transfer (which term shall include, without limitation, any sale, gift, pledge, encumbrance or other disposition), or consent to any transfer of, any or all of the Subject Shares or any interest therein or any voting power in relation thereto, (b) deposit the Subject Shares or any interest therein into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares or grant any proxy, power of attorney or other authorization in or with respect thereto, or (c) enter into any contract, option or other agreement or understanding with respect to any such transfer of any or all of the Subject Shares or any interest therein or any voting power in relation thereto.

        1.2    Agreement to Vote the Subject Shares.    The Versicor Stockholder shall, at each and every meeting of the stockholders of Versicor called with respect to any of the following, and at any adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Versicor with respect to any of the following, and in any other circumstances upon which a vote, consent or other approval with respect to any of the following is sought, solely in its capacity as a stockholder of Versicor, take each and every action and accomplish each and every formality as is necessary to participate in the meetings (if applicable) and vote (or cause to be voted) all of the Subject Shares and each interest therein:

          (a)  in favor of the Merger, the Merger Agreement and the transactions contemplated thereby and, upon the request of Biosearch, any actions required in furtherance thereof and hereof, including, without limitation, any proposal to permit Versicor to adjourn such meeting (an "Adjournment Proposal");

          (b)  against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement), to the extent that such actions require the Versicor Stockholder's approval or in relation to which such approval is sought: (i) any Alternative Transaction; (ii) a reorganization, recapitalization, dissolution or liquidation of Versicor; and (iii) (A) any change in the present capitalization of Versicor or any amendment of the Certificate of Incorporation or similar governing document of Versicor, (B) any other change in the corporate structure or business of Versicor; or (C) any other action which, in the case of each of the matters referred to in clauses (A) and (B) above, is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Merger and the other transactions contemplated by the Merger Agreement or this Agreement; and

          (c)  in favor of each other matter relating to the consummation of the transactions contemplated by the Merger Agreement.

        1.3    Grant of Irrevocable Proxy; Appointment of Proxy.

          (a)  Concurrently with the execution of this Agreement, and from time to time thereafter (including as soon as a Versicor Stockholders' Meeting is called concerning any of the matters set forth in Section 1.2 hereof), the Versicor Stockholder hereby agrees to deliver to Biosearch an irrevocable proxy in the form attached hereto as Exhibit A (the "Proxy") with respect to the Subject Shares, which shall be coupled with an interest and irrevocable to the fullest extent permissible by law.

          (b)  The Versicor Stockholder represents that any proxies heretofore given in respect of the Subject Shares are revocable, and that any such proxies are hereby revoked or will be revoked by appropriate notice (or other instrument) prior to or concurrently with the execution and delivery of this Agreement.

          (c)  The Versicor Stockholder recognizes that the Merger will be of benefit to the Versicor Stockholder and acknowledges that Biosearch is incurring costs and expenses in reliance on the representations and agreements of the Versicor Stockholder set forth in this Agreement. The Versicor Stockholder hereby affirms and agrees that the Proxies set forth in this Section 1.3 are given in connection with the adoption by Biosearch of the Merger Agreement, and that such Proxies are given to secure the performance of the duties of the Versicor Stockholder under this Agreement. The Versicor Stockholder hereby further affirms and agrees that the Proxies are coupled with an interest and are intended to be irrevocable to the fullest extent permissible by law. The Versicor Stockholder hereby confirms and agrees that the Proxies are effective to consummate the intent of this Agreement to the maximum extent permitted by applicable law.

ARTICLE II

REPRESENTATIONS AND WARRANTIES
OF THE VERSACE STOCKHOLDER

        The Versicor Stockholder hereby represents and warrants to Biosearch as follows:

        2.1    Ownership of Subject Shares.    On the date hereof, the Versicor Stockholder owns, directly or indirectly, and has the power to direct the voting of, the Subject Shares set forth next to the Versicor

Stockholder's name set forth on Schedule I attached hereto. On the date hereof, the Subject Shares constitute all of the shares of voting capital stock of Biosearch owned of record or otherwise by the Versicor Stockholder or as to which such Versicor Stockholder has the power to direct the voting of such shares. The Versicor Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Article 1 hereof, sole power of disposition, sole power of conversion, sole power (if any) to demand, appraisal or rescission rights, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Versicor Stockholder's Subject Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

        2.2    Power; Binding Agreement.    The Versicor Stockholder has all requisite powers and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Versicor Stockholder shall not violate any agreement to which the Versicor Stockholder is a party, including, without limitation, any voting agreement, proxy arrangement, pledge agreement, stockholders agreement, voting trust or trust agreement. This Agreement has been duly and validly executed and delivered by the Versicor Stockholder, and constitutes a legally valid and binding obligation of the Versicor Stockholder, enforceable against the Versicor Stockholder in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally, or (b) general principles of equity relating to enforceability, whether considered in a proceeding at law or in equity. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Versicor Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the compliance by the Versicor Stockholder with the terms hereof. If the Versicor Stockholder is a natural person and is married, and the Subject Shares constitute community property or the Versicor Stockholder otherwise needs spousal or other similar approval for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Versicor Stockholder's spouse, enforceable against such spouse in accordance with its terms.

        2.3    No Conflicts.    None of the execution and delivery of this Agreement by the Versicor Stockholder, the consummation by the Versicor Stockholder of the transactions contemplated hereby or compliance by the Versicor Stockholder with any of the provisions hereof shall (a) conflict with or violate any agreement, law, rule, regulation, order, judgment or decision or other instrument binding upon the Versicor Stockholder or any of the Versicor Stockholder's properties or assets, nor require any consent, notification, regulatory filing or approval which has not been obtained, (b) result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give to any third party a right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Versicor Stockholder is a party or by which the Versicor Stockholder or any of its properties or assets may be bound or affected, or (c) if the Versicor Stockholder is other than a natural person, conflict with, or result in any breach of, any organizational documents applicable to the Versicor Stockholder.

        2.4    No Liens.    Except as established hereby, the Subject Shares (with the exception of the Subject Shares which are not owned by the Versicor Stockholder, but for which the Versicor Stockholder exercises the relevant voting power) are now and, at all times during the term hereof will be, held by the Versicor Stockholder, or by a nominee or custodian for the benefit of the Versicor Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever.

        2.5    No Solicitation.    The Versicor Stockholder hereby agrees, in the Versicor Stockholder's capacity as a stockholder of Versicor, that neither the Versicor Stockholder nor any of the Versicor Stockholder's subsidiaries, if applicable, shall (and the Versicor Stockholder shall cause the Versicor

Stockholder's officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents, advisors and representatives not to), directly or indirectly, take any action to solicit, initiate, encourage, facilitate, participate in or initiate discussions or negotiations with, or provide any information to, any person (other than Biosearch or any of its affiliates or representatives) concerning any Alternative Proposal; provided, however, that nothing contained in this Section 2.5 shall restrict the Versicor Stockholder or any officer, director or employee of the Versicor Stockholder or the Versicor Stockholder's subsidiaries, if applicable, from taking any action in his or her capacity as a director, officer or employee of Versicor which is permitted to be taken pursuant to Section 4.3 of the Merger Agreement.

        2.6    Accuracy of Representations.    The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times until termination of this Agreement.

ARTICLE III

COVENANTS

        3.1    Further Assurances.    From time to time and without any additional consideration, upon the request of Biosearch, the Versicor Stockholder shall execute and deliver to Biosearch such additional instruments containing grants of proxy with respect to the Subject Shares (which grants of proxy shall be in substantially the form described in Section 1.3(a) hereof) as Biosearch may reasonably request in connection with the Versicor Stockholder's obligations under this Agreement.

        3.2    No Inconsistent Actions.    The Versicor Stockholder shall not, nor shall it permit any of its directors, officers, partners, employees or agents or any investment banker, attorney or other adviser or representative of the Versicor Stockholder to, directly or indirectly, take any action that would in any way restrict, limit or interfere with the performance of the Versicor Stockholders obligations hereunder or the transactions contemplated hereby or by the Merger Agreement, or which shall cause any of the representations set forth in Section 2 of this Agreement to become untrue.

        3.3    Reasonable Efforts.    Subject to the terms and conditions of this Agreement, Biosearch agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

        3.4    Permitted Actions.    Nothing contained in this Agreement shall restrict the Versicor Stockholder or any officer, director or employee of the Versicor Stockholder or the Versicor Stockholder's subsidiaries (if applicable) from taking any action in his or her capacity as a director, officer or employee of Versicor which is permitted to be taken pursuant to Section 4.3 of the Merger Agreement.

ARTICLE IV

TERMINATION

        Other than Article V hereof (which shall survive in any event), this Agreement and the covenants, representations and warranties, agreements and irrevocable proxy or proxies contained herein or granted pursuant hereto shall automatically terminate upon the earlier to occur of (i) the termination of the Merger Agreement in accordance with Article VII thereof, and (ii) the consummation of the Merger. Upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby or by the Merger Agreement on the part of any party hereto or any of its directors, officers, partners, stockholders, employees, agents, advisors, representatives or affiliates; provided, however, that nothing herein shall relieve any party from any liability for such party's willful breach of this Agreement; and provided further, that nothing herein shall limit, restrict, impair, amend or otherwise modify the rights, remedies, obligations or liabilities of any person under any other contract or agreement, including without limitation, the Merger Agreement.

ARTICLE V

MISCELLANEOUS

        5.1    Specific Performance.    Each party hereto recognizes and agrees that, if for any reason any of the provisions of this Agreement are not performed by the other parties in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused to the non-breaching parties for which money damages would not be an adequate remedy. Accordingly, the parties agree that, in addition to any other available remedies, the non-breaching parties shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement without the necessity of the non-breaching parties posting a bond or other form of security. In the event that any action should be brought in equity to enforce the provisions of this Agreement, the breaching party will not allege, and the breaching party hereby waives the defense, that there is an adequate remedy at law.

        5.2    Severability.    Any term or provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction by any rule or law or public policy shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without rendering invalid, illegal or unenforceable the remaining terms and provisions of this Agreement or affecting the validity, legality or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. Without limiting the foregoing, upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

        5.3    Entire Agreement; Amendments.    This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may not be amended except by an instrument in writing signed by each of the parties against whom such amendment is sought to be enforced.

        5.4    Assignment.    Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        5.5    Headings.    The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        5.6    Notices.    All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by express courier

(providing proof of delivery) or communicated by confirmed facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to the Versicor Stockholder, to the addresses set forth next to the Versicor Stockholder's name on Schedule II attached hereto,

      with a copy to:

      O'Melveny & Myers LLP
      275 Battery Street, Suite 2600
      San Francisco, CA 94111
      Facsimile: (415) 984-8701
      Attention: Peter T. Healy, Esq.

      and

          (b)  if to Biosearch, to:

      Biosearch Italia S.p.A.
      Via Roberto Lepetit n.34
      Gerenzano, Italy 21040
      Facsimile: 39 (029) 647-4400
      Attention: Francesco Parenti
                            Claudio Quarta

      with a copy to:

      Studio Legale Chiomenti
      Via A. Boito n.8
      Milan, Italy 20121
      Facsimile: 39 (027) 215-7230
      Attention: Paolo Giacometti

      with a copy to:

      Skadden, Arps, Slate, Meagher & Flom LLP
      525 University Avenue, 11th Floor
      Palo Alto, CA 94301
      Facsimile: (650) 470-4570
      Attention: Kenton J. King, Esq.

        5.7    Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

          (a)  This Agreement and the transactions contemplated hereby, and all disputes between the parties under or related to this Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

          (b)  Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware state court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such

  Delaware state court or, to the extent permitted by law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware state or Federal court, and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding any such Delaware state or Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.6 hereof. Each party not located in the United States irrevocably appoints CT Corporation System, which currently maintains a Delaware office at 1209 Orange Street, Wilmington, Delaware 19801, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the State of Delaware. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          (c)  EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY ACKNOWLEDGES AND AGREES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY THE ENFORCEMENT OF EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.7(c).

        5.8    Counterparts; Effectiveness.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

[Signature page follows.]

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first written above.

"BIOSEARCH"
BIOSEARCH ITALIA S.p.A., an Italian joint stock company
By:	/s/ CLAUDIO QUARTA Claudio Quarta Chief Executive Officer
"VERSICOR STOCKHOLDER"
/s/ GEORGE F. HORNER III George F. Horner III

[SIGNATURE PAGE TO HORNER VOTING AGREEMENT]

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SCHEDULE I

LIST OF VERSICOR STOCKHOLDERS

Versicor Stockholder	Number of Shares Subject to This Agreement
George F. Horner III	17,500
HealthCare Ventures V, L.P.	1,442,869

Schedule I

SCHEDULE II

NOTICES

Versicor Stockholder	Notice To:	With a Copy To:
George F. Horner III	Versicor Inc. 34790 Ardentech Court Fremont, California 94555 Facsimile: (510) 739-3003	O'Melveny & Myers LLP 275 Battery Street, 26th Floor San Francisco, CA 94111 Facsimile: (415) 984-8701 Attention: Peter T. Healy, Esq.
HealthCare Ventures V, L.P.	Healthcare Ventures V, L.P. 44 Nassau Street Princeton, NJ 08452 Attn: James H. Cavanaugh, Ph.D Facsimile: (609) 430-9525	O'Melveny & Myers LLP 275 Battery Street, 26th Floor San Francisco, CA 94111 Facsimile: (415) 984-8701 Attention: Peter T. Healy, Esq.

Schedule II

EXHIBIT A TO
VERSICOR STOCKHOLDER VOTING AGREEMENT

FORM OF IRREVOCABLE PROXY

        The undersigned shareholder of Versicor Inc., a Delaware corporation ("Versicor"), born in                        ,                         on                         , [in his/her capacity as legal representative of                        , with its registered office at                        ,                         ], hereby irrevocably (to the fullest extent permitted by law) appoints Francesco Parenti and Claudio Quarta, and each of them individually, in their capacities as President and Chief Executive Officer of Biosearch Italia S.p.A., an Italian joint stock company ("Biosearch"), and any successor in any office of Biosearch currently held by either or both, as the undersigned's attorney-in-fact (with full power of substitution and resubstitution), for and in the name, place and stead of the undersigned, to represent the undersigned at the Versicor Stockholders' Meeting, and to vote and exercise all other rights belonging to the undersigned in his/her/its capacity as a stockholder of Versicor with respect to all of the shares of common stock, par value $0.001 per share, of Versicor ("Versicor Common Stock"), that now are or hereafter may be beneficially owned by the undersigned, or the voting power or title over which may be acquired by the undersigned on or after the date hereof (the "Subject Shares"):

          (a)  in favor of the Merger, the Merger Agreement and the transactions contemplated thereby, and any actions required in furtherance thereof and hereof, including, without limitation, any proposal to permit Versicor to adjourn such meeting (an "Adjournment Proposal");

          (b)  against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement), to the extent that such actions require the Versicor Stockholders' approval or in relation to which such approval is sought: (i) any Alternative Transaction; (ii) a reorganization, recapitalization, dissolution or liquidation of Versicor; and (iii) (A) any change in the present capitalization of Versicor or any amendment of the Certificate of Incorporation or similar governing document of Versicor, (B) any other change in the corporate structure or business of Versicor; or (C) any other action which, in the case of each of the matters referred to in clauses (A) and (B) above, is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely effect the consummation of the Merger and the other transactions contemplated by the Merger Agreement or this Agreement; and

          (c)  in favor of each other matter relating to the consummation of the transactions contemplated by the Merger Agreement

        The Subject Shares beneficially owned by the undersigned as of the date of this Proxy are listed on Schedule I to that certain Versace Stockholder Voting Agreement dated July 30, 2002, by and between Biosearch and the undersigned (as the same may be amended from time to time, the "Voting Agreement").

        This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to the Voting Agreement in consideration of Biosearch entering into the Agreement and Plan of Merger dated as of July    , 2002 (as the same may be amended from time to time, the "Merger Agreement"), by and between Versicor and Biosearch (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Merger Agreement).

        Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. The undersigned hereby ratifies and confirms in advance all that such attorneys-in-fact may lawfully do or cause to be done by virtue of this Proxy.

        Dated:            , 2002

George F. Horner III

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VERSICOR STOCKHOLDER VOTING AGREEMENT
ARTICLE I TRANSFER AND VOTING OF SUBJECT SHARES
ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE VERSACE STOCKHOLDER
ARTICLE III COVENANTS
ARTICLE IV TERMINATION
ARTICLE V MISCELLANEOUS
SCHEDULE I LIST OF VERSICOR STOCKHOLDERS
SCHEDULE II NOTICES
EXHIBIT A TO VERSICOR STOCKHOLDER VOTING AGREEMENT
FORM OF IRREVOCABLE PROXY